UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2012

PetroLogistics LP

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-35529 (Commission File Number)	45-2532754 (IRS Employer Identification No.)

600 Travis Street, Suite 3250
Houston, TX 77002
(Address of principal executive office) (Zip Code)

(713) 255-5990
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02   Termination of a Material Definitive Agreement.

We currently have a contract (the “Contract”) providing for the sale of propylene by us to INEOS Oelfins & Polymers USA (“INEOS”).  The sales under such Contract are expected to provide approximately 18% of our 2012 revenue.  The term of the Contract expires on December 31, 2013 and automatically renews for successive one year periods unless either party gives at least twelve months’ notice of termination.  We are currently negotiating with INEOS as to changes to the commercial terms of the Contract that would become applicable starting in 2014.  In order not to be required to purchase propylene from us under the terms of the existing Contract in 2014, INEOS delivered the required twelve months’ notice of termination of the Contract on December 3, 2012.  Although we believe that we will be able to successfully negotiate a contract with INEOS, we cannot provide at this time any assurances as to the terms of such contract or as to when or whether such an agreement will be reached.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROLOGISTICS LP

	By:	PetroLogistics GP LLC,
Its General Partner

Dated: December 5, 2012	By:	/s/ Richard Rice
	Name:	Richard Rice
	Title:	Senior Vice President, General Counsel and
Corporate Secretary